Exhibit 10.1

THIRD MODIFICATION AND AMENDMENT AGREEMENT

THIS MODIFICATION AND AMENDMENT AGREEMENT (“Agreement”) is made effective this __ day of August, 2011 (the “Execution Date”), by and among NXT Nutritionals Holdings, Inc., a Delaware corporation (the “Company”), and each of the investors set forth on the signature page hereto (individually, an “Investor” and collectively, the "Investors").  Parties to this Agreement are individually referred to as the “Party,” and collectively referred to as the “Parties.” Capitalized terms used herein but not otherwise defined shall the meanings ascribed to them in the Transaction Documents (defined below).

RECITALS

WHEREAS, the Company is a public company currently traded on the Over the Counter Bulletin Board.

WHEREAS, the Company and the Investors entered into a securities purchase agreement on February 17, 2010 or February 26, 2010, as the case may be (the “Securities Purchase Agreement”), pursuant to which the Company raised total proceeds of $5,667,743 through the sale of (i) 0% Original Issue Discount Senior Secured Convertible Notes (the “Notes”) convertible into shares of Common Stock at a Conversion Price of $1.00 per share and (ii) a number of five-year warrants (the “Warrants”) exercisable into a number of shares of Common Stock equal to 100% of the number of common shares underlying the Notes at an Exercise Price of $1.25 per share to certain accredited investors (the “Purchasers”).

WHEREAS, the Notes and Warrants were amended and modified by the Parties effective as of September 1, 2010 and December 6, 2010.

WHEREAS, pursuant to Section 5.5 of the Securities Purchase Agreement, Section 9(e) of the Note and Section 5(l) of the Warrant, provisions of the Transaction Documents may be modified and amended by the Company and the Purchasers holding at least 67% in the Securities outstanding.

WHEREAS, in order to enable the Company to raise additional capital from third parties and/or the Purchasers and restructure the financial and other terms of the Notes and Warrants, the Parties desire to amend the Transaction Documents to modify the rights and obligations of the Company and the Purchasers set forth therein. The Securities Purchase Agreement, the Notes, the Warrants and the amendments thereto are collectively referred to as the “Transaction Documents.”

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	The Notes are hereby amended and modified as follows:

(a)
The Conversion Price of the Notes shall remain thirty-seven ($0.37) cents per share and shall not be reduced for a period of sixty (60) days following the Effectiveness (defined in paragraph 14 below).

(b)	The commencement of monthly redemptions of the Notes is hereby extended to October 1, 2011.
(c)	The Purchasers shall forebear and take no action to enforce the terms of the Note or other Transaction Documents for a period of sixty (60) days following the Effectiveness.

2.	The Warrants are hereby amended and modified as follows:

(a)	The Exercise Price of the Warrants shall remain thirty-seven ($0.37) cents per share and shall not be reduced for a period sixty (60) days following the effective date of this Agreement.

3.    The Company shall file the June 30, 2011 Form-10Q with the Commission no later than five (5) Business Days following the Effectiveness (defined below).  If the Company fails to file the June 20, 2011 Form 10-Q with the Commission within five (5) Business Days after the Effectiveness, this Agreement shall be deemed void and have no further force and effect.  The Company shall also file with the Commission, a Form 8-K describing the material terms of the modifications contemplated hereby within one (1) Business Day following the Effectiveness.

4.    If the Company does not secure additional funds to operate the Company’s business by no later than sixty (60) days following the Effectiveness, then the effective Conversion Price of the Notes will be adjusted in accordance with the terms set forth in the Second Modification and Amendment Agreement by and among the Company and the Purchasers dated December 3, 2010, regardless of whether the Company files the June 30, 2011 Form 10-Q with the Commission.

(a)The Company shall undertake to cause a sufficient number of shares of the Company’s common stock to be authorized in the event of a reduction of the Conversion Price of the Notes.

5.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Agreement shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred.

    6.    The Company represents and warrants to the Investors that it has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and therein.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

    7.    If the terms and provisions contained in the Transaction Documents in any way conflict with the terms and provisions contained in this Agreement, the terms and provisions contained in this Agreement shall prevail.

    8.Except as amended and modified by this Agreement, all of the terms, representations, warranties, covenants, indemnifications, agreements and all other provisions of the Transaction Documents shall continue to remain in full force and effect.

    9.    Capitalized terms and phrases used in this Agreement without definition shall have the respective meanings set forth in the Transaction Documents, unless otherwise specified.

   10.   This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

    11.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

    12.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    13.    No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 67% in interest of the Securities then outstanding.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

    14.    This Agreement will become effective at the time that it is joined into by the Company and the Purchasers of at least 67% of the aggregate number of Securities issued and issuable under the Securities Purchase Agreement (the “Effectiveness”), and the amendments and modifications made hereunder shall be binding on all Purchasers as applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused its respective signature page to this Modification and Amendment Agreement to be duly executed as of the date first written above.

COMPANY:

NXT NUTRITIONALS HOLDINGS, INC.

By:	__________________________________
Name: Francis (“Michael” McCarthy
Title: Chief Executive Officer

INVESTOR:

_____________________________________
Name: